Exhibit (h)(2)
                                 CITIZENS FUNDS
                                230 Commerce Way
                                   Suite 300
                              Portsmouth, NH 03801

                              __________ __, 2001
Citizens Securities, Inc.
230 Commerce Way
Suite 300
Portsmouth, NH  03801


     Re: Citizens Funds - Administrative and Shareholder Services Agreement

Ladies and Gentlemen:

     Pursuant to Section 5 of the Administrative and Shareholder Services Agreement dated as of May 22, 2000 (the "Agreement"), between Citizens Funds (the "Trust") and Citizens Advisers, Inc. (the "Administrator"), we hereby request that Citizens Value Fund (the "Fund") be added to the list of series of the Trust to which the Administrator renders services as administrator under the terms of the Agreement.

     Please sign below to evidence your agreement to render such services on behalf of the Fund as a beneficiary under the Agreement.


                                    CITIZENS FUNDS

                                    By:___________________________

                                    Title:________________________

Agreed:
CITIZENS ADVISERS, INC.

By:_____________________________

Title:__________________________